Exhibit (h)(42)

SECOND AMENDMENT TO SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

THE GLENMEDE FUND, INC.,

ON BEHALF OF ITS

QUANTITATIVE U.S. LONG/SHORT EQUITY PORTFOLIO,

QUANTITATIVE U.S. TOTAL MARKET EQUITY PORTFOLIO AND

ALTERNATIVE RISK PREMIA PORTFOLIO

This Second Amendment, dated as of December 20, 2018, (the “Amendment”), amends the Securities Lending and Services Agreement dated October 15, 2009, as amended by the First Amendment, dated September 26, 2016, and as in effect as of the date of this Amendment, by and among The Glenmede Fund, Inc., on behalf of its Quantitative U.S. Long/Short Equity Portfolio (previously known as the “Long/Short Portfolio”) and Quantitative U.S. Total Market Equity Portfolio (previously known as the “Total Market Portfolio”) (each, a “Borrower”) and State Street Bank and Trust Company (“State Street”) (and such agreement, the “Agreement”).

WHEREAS, Alternative Risk Premia Portfolio (“New Borrower”), seeks to become a Borrower under the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement to permit New Borrower to become a Borrower under the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, each Borrower and State Street hereby agree to amend the Agreement, as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. New Borrower. The Agreement is hereby amended to reflect the addition of the following counterparty as a Borrower:

•	Alternative Risk Premia Portfolio

3. Miscellaneous. Each Borrower and State Street hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement, as amended by this Amendment. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Signatures to this agreement may be transmitted electronically and the parties hereby adopt as original any signatures received via electronically transmitted form.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

THE GLENMEDE FUND, INC.,

ON BEHALF OF ITS

QUANTITATIVE U.S. LONG/SHORT EQUITY PORTFOLIO,

QUANTITATIVE U.S. TOTAL MARKET EQUITY PORTFOLIO

AND

ALTERNATIVE RISK PREMIA PORTFOLIO

By:	/s/ Mary Ann B. Wirts
Name:	Mary Ann B. Wirts
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ John P. McGuire
Name:	John P. McGuire
Title:	MD